Exhibit 3.19

The Indiana Secretary of State filing office certifies that this copy is on file in this office.

State of Indiana

Office of the Secretary of State

CERTIFICATE OF ORGANIZATION

of

ATLAS ENERGY INDIANA, LLC

I, TODD ROKITA, Secretary of State of Indiana, hereby certify that Articles of Organization of the above Domestic Limited Liability Company (LLC) have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Flexibility Act.

NOW, THEREFORE, with this document I certify that said transaction will become effective Wednesday, August 06, 2008.

In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, August 6, 2008. TODD ROKITA, SECRETARY OF STATE

2008080700372 / 2008080748318

Indiana Secretary of State Packet: 2008080700372
Filing Date: 08/06/2008
Effective Date: 08/06/2008

Page 2 of 3	Certification Number: 2013071931671

The Indiana Secretary of State filing office certifies that this copy is on file in this office.

Indiana Secretary of State

Packet: 2008080700372                                                                                                                                       2008080700372

Filing Date: 08/06/2008

Effective Date: 08/06/2008

ARTICLES OF ORGANIZATION State Form 49459 (R /1-03) Approved by State Board of Accounts 1999	APPROVED AND FILED	INDIANA SECRETARY OF STATE RECEIVED 2008 AUG - 6 PM 4:11	TODD ROKITA SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St., Rm. E018 Indianapolis, IN 46204 Telephone: (317) 232-6576

INSTRUCTIONS:

Use 8 1/2” x 11” white paper for comments.

Present original and one (1) copy to the address in upper right corner of this form.

Please TYPE or PRINT.

Please visit our office on the web at www.sos.in.gov.

Indiana Code 23-18-2-4 FILING FEE: $90.00

ARTICLES OF ORGANIZATION

The undersigned, desiring to form a Limited Liability Company (hereinafter referred to as “LLC”) pursuant to the provisions of:

Indiana Business Flexibility Act, Indiana Code 23-18-1-1, et seq. as amended, executes the following Articles of Organization:

ARTICLE I - NAME AND PRINCIPAL OFFICE

Name of LLC (the name must include the words “Limited Liability Company”, “L.L.C.”, or “LLC”) ATLAS ENERGY INDIANA, LLC
Principal Office: The address of the principal office of the LLC is: (optional)
Post office address 1550 Coraopolis Heights Road	City Moon Township	State PA	ZIP code 15108

ARTICLE II - REGISTERED OFFICE AND AGENT
Registered Agent: The name and street address of the LLC’s Registered Agent and Registered Office for service of process are:
Name of Registered Agent Corporation Service Company
Address of Registered Office (street or building) 251 East Ohio Street, Suite 500	City Indianapolis	Indiana	ZIP code 46204

ARTICLE III - DISSOLUTION

☐ The latest date upon which the LLC is to dissolve:

☑ The Limited Liability Company is perpetual until dissolution.

ARTICLE IV - MANAGEMENT

☑       The Limited Liability Company will be managed by its members.

☐       The Limited Liability Company will be managed by a manager or managers.

In Witness Whereof, the undersigned executes these Articles of Organization and verifies, subject to penalties of perjury, that the statements contained herein are true, this 6th day of August, 2008.

Signature	Printed name Lisa D. Schumm

This instrument was prepared by: (name) Lisa D. Schumm
Address (number, street, city and state) Ledgewood, 1900 Market Street, Suite 750, Philadelphia, PA	ZIP code 19103

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